UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 29, 2009

AMERIWEST ENERGY CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52034	98-0359930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West 1st Ave., Suite 215 Casper, WY	82601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 266-4409

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Ameriwest Energy Corp. (the “Company”) entered into a letter agreement with Muddy Minerals, LLC (“Muddy”) dated April, 22, 2009 whereby the Company agreed to: (a) assign back to Muddy the Company’s right to all production revenue from the South Glenrock "C" oilfield located 20 miles outside of Casper, Wyoming (the “Oilfield”), effective April 15, 2009, (b) pay to Muddy the accumulated overriding royalty payments due to certain owners of the Oilfield so that Muddy can make these payments to such owners, (c) allow Muddy to pay any taxes due from the production revenue related to the Oilfield, (d) relinquish being the official operator of record for the Oilfield to Muddy, and (e) assign to Muddy all of its right, title and interest in and to that $100,000 Certificate of Deposit bearing the bond account number 50000169 issued to the Director of the Office of State Lands & Investments to act as bonding security to cover operations on State of Wyoming Oil and Gas Leases that are a part of, or related to, the Oilfield.

Muddy agreed that in the event the Company meets its obligations under that certain Agreement to Operate South Glenrock Block “C” and Extension of Purchase Agreement dated March 30, 2009, to acquire the Oilfield on or before June 1, 2009, Muddy will re-assign and transfer to the Company all of the rights assigned and transferred by the Company in the preceding paragraph.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.  DEPARTURE OF DIRECTORS, PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Company terminated the employment of Mr. Joseph McQuade as Chief Financial Officer effective April 22, 2009.  The Board of Directors of the Company has appointed Mr. Walter Merschat, current President and Chairman, to serve as interim Chief Financial Officer.  Mr. Merschat’s biography can be found in the Company recent annual report on Form 10-K filed on April 21, 2009.

SECTION 8 – OTHER EVENTS

ITEM 8.01.  OTHER EVENTS

On April 22, 2009, the Company received a written notice from Geochem Exploration, LLC in regards to the Company’s failure to spud, drill and complete a well under the Skull Valley Prospect on or before  March 31, 2009 as required under that certain Purchase and Sale Agreement between Geochem and the Company dated May 30, 2008 (the “Purchase Agreement”).  The Company has 30 days from the date of the notice to cure the default, otherwise, under the terms of the Purchase Agreement, the Company would forfeit all of its rights and interest to the assets acquired by the Company under the Purchase Agreement, including any interest in the Skull Valley Prospect.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIWEST ENERGY CORP.

By:           /s/  Walter Merschat
Walter Merschat, President

Dated:  April 29, 2009